SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(C) or Rule 14a-12

LESCO, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies: Not Applicable

(2)	Aggregate number of securities to which transaction applies: Not Applicable

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Not Applicable

(4)	Proposed maximum aggregate value of transaction: Not Applicable

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: Not Applicable

(2)	Form, Schedule or Registration Statement No.: Not Applicable

(3)	Filing Party: Not Applicable

(4)	Date Filed: Not Applicable

LESCO, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 12, 2004

April 8, 2004

To our Shareholders:

      The annual meeting of shareholders of LESCO, Inc. will be held at the English Oak Room, The Avenue at Tower City, 230 W. Huron Road, Cleveland, OH 44113, on Wednesday, May 12, 2004, at 10:00 a.m., local time, for the following purposes:

1.	To elect nine directors.

2.	To transact any other business that properly comes before the meeting or any adjournment or postponement thereof.

      Shareholders of record at the close of business on March 29, 2004, will be entitled to notice of and to vote at the meeting. Shareholders are urged to complete, date and sign the enclosed proxy card and return it in the enclosed envelope.

By Order of the Board of Directors,

Jeffrey L. Rutherford
Senior Vice President, Chief Financial Officer,
Treasurer and Secretary

LESCO, INC.

15885 Sprague Road

Strongsville, Ohio 44136-1799

April 8, 2004

PROXY STATEMENT

       This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Company’s board of directors to be used at the annual meeting of shareholders of LESCO, Inc. to be held at the English Oak Room, The Avenue at Tower City, 230 W. Huron Road, Cleveland, OH 44113, on Wednesday, May 12, 2004, at 10:00 a.m., local time, and at any adjournment or postponement thereof.

ABOUT THE MEETING

What is the purpose of the annual meeting?

      At the Company’s annual meeting, shareholders will elect nine directors and act upon other business that properly comes before the meeting.

Who is entitled to vote?

      Only shareholders of record at the close of business on the record date, March 29, 2004, are entitled to receive notice of the annual meeting and to vote the common shares that they held on that date at the meeting or any adjournment or postponement of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon unless cumulative voting is invoked in the election of directors. See “What vote is required to approve each item?”

Who may attend the meeting?

      Only shareholders as of the record date, or their duly appointed proxies, may attend the meeting. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee. However, your name does not appear on the Company’s list of shareholders and in order to be admitted to the meeting, you must bring a letter or account statement showing that you were the beneficial owner of shares on the record date.

Where and when is the meeting?

      The meeting will be held at the English Oak Room, The Avenue at Tower City, 230 W. Huron Road, Cleveland, OH 44113, on Wednesday, May 12, 2004, at 10:00 a.m., local time. A map of the meeting location is on the inside back cover of this proxy statement. Parking is available at The Avenue at Tower City. Fees for parking at The Avenue at Tower City will be approximately $6.00. If that lot is full, there are other parking facilities within walking distance.

What constitutes a quorum?

      The presence at the meeting, in person or by proxy, of the holders of a majority of the common shares outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting. As of the record date, 8,694,694 common shares of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

      If you complete and properly sign and date the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a shareholder holding shares registered in your own name and attend the meeting, you may deliver your completed proxy card in person. Shareholders holding shares through a broker or in “street name” who wish to vote at the meeting will need to obtain a proxy card from the institution that holds their shares.

Can I change my vote after I return my proxy card?

      Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised either by filing with the Secretary of the Company a notice of revocation or a duly executed proxy bearing a later date or by providing the Company with notice in open meeting prior to the closing of voting. Your attendance at the meeting, without more, will not operate to revoke a previously granted proxy.

Is my vote confidential?

      Yes. Proxy cards, ballots and voting tabulations that identify individual shareholders are confidential. Only the inspector of election and certain Company employees associated with processing proxy cards and counting the vote have access to your card. Additionally, all comments directed to management (whether written on the proxy card or elsewhere) will remain confidential, unless you ask that your name be disclosed.

What are the board’s recommendations?

      The board of directors recommends a vote for election of the nominees for director listed on page 3 and discussed on pages 5 and 6. With respect to any other matter that properly comes before the meeting, the proxies will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion. Unless you give other instructions on your proxy card, the persons named as proxies on the proxy card will vote in accordance with the recommendations of the board of directors.

What vote is required to approve each item?

  Election of Directors. The nine nominees who receive the most votes will be elected. Submission of a proxy that withholds authority to vote for a nominee and a broker non-vote have the same effect as failing to vote for a nominee, but do not act as a vote “against” the nominee. The number of votes each share represents depends on whether or not cumulative voting is invoked.

How is cumulative voting invoked?

      Ohio law states that:

•	if written notice is given by any shareholder to the President, a Vice President or the Secretary of the Company not less than forty-eight hours before the time set for the annual meeting; and

•	if the notice states that the shareholder desires cumulative voting for the election of directors; and

•	if the Chairman, Secretary or the shareholder giving the notice, or someone on his or her behalf, announces at the beginning of the meeting that the notice has been given; then

•	cumulative voting will apply for the election of directors.

How are directors elected if cumulative voting is invoked?

      If cumulative voting is invoked:

•	Each shareholder may cast an aggregate number of votes in the election of directors and distribute those votes among nominees as the shareholder sees fit. The aggregate number of votes for each shareholder is determined by multiplying the number of nominees to be elected (nine) by the number of shares the shareholder holds on the record date.

•	The proxies will cumulate votes and distribute them among the persons nominated by the board of directors as the proxies believe will maximize the number of board nominees elected, unless a shareholder gives specific instructions in the proxy for the proxies to do otherwise.

How are directors elected if cumulative voting is not invoked?

      If cumulative voting is not invoked, each shareholder may cast for each of the nine nominees up to the number of votes that equals the number of shares held by the shareholder on the record date.

  Other Items. For each other item that properly comes before the meeting, the vote required will be determined by applicable law, Nasdaq National Market System listing standards and our governing documents.

How will the proxy solicitation be conducted?

      The board of directors of the Company is soliciting the proxies in connection with the items to be voted on as described in this proxy statement. The Company may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses they incur in sending proxy materials to the beneficial owners of our common shares. In addition to soliciting proxies by mail, regular employees of the Company may solicit proxies by other means, including telephone or facsimile. Those employees will not receive any additional compensation for their participation in the solicitation.

ELECTION OF DIRECTORS

      The number of directors of the Company is currently fixed at nine pursuant to the Company’s Code of Regulations. Each director elected serves until the next annual meeting and until his successor is elected and qualified.

      The board of directors of the Company has nominated the nine persons listed below for election as directors. If any nominee declines or is unable to serve (which the board of directors does not expect), the persons named in the accompanying proxy intend to vote for the balance of those nominees named, and, if they deem it advisable, for a substitute nominee selected by the board of directors.

      The following table contains information with respect to each nominee:

			Director
			Continuously
Name	Age	Position with the Company	Since

Ronald Best	68	Director	1997
Robert F. Burkhardt	67	Co-founder, Consultant and Director	1963
Michael P. DiMino	46	President, Chief Executive Officer and Director	2002
J. Martin Erbaugh	55	Chairman of the Board of Directors and Director	1995
Michael E. Gibbons	52	Director	1999
Enrique Foster Gittes	64	Director	2002
Lee C. Howley	56	Director	1996
Christopher H.B. Mills	51	Director	2000
R. Lawrence Roth	46	Director	2002

How often did the board meet during 2003?

      During 2003, the board of directors of the Company met on six occasions. No director attended fewer than 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings held by all committees of the board of directors on which he served during 2003. As a general matter, directors are expected to attend the Company’s annual meeting of shareholders. All directors other than Mr. Gittes were present at the Company’s last annual meeting of shareholders. The board of directors has determined that all directors other than Mr. DiMino and Mr. Burkhardt are independent under the current applicable Marketplace Rules of the Nasdaq Stock Market.

What committees has the board established?

      The board has established an Audit Committee, a Compensation, Governance and Nominating Committee and an Executive Committee. A copy of the charter for each of the Audit Committee and the Compensation, Governance and Nominating Committee is available at www.lesco.com. In addition, a copy of the charter of the Audit Committee is attached as an appendix to this proxy statement. The board of directors has determined that each member of the Audit Committee and Compensation, Governance and Nominating Committee is independent under the current Marketplace Rules of the Nasdaq Stock Market and, with respect to the Audit Committee, applicable law and the rules and regulations of the Securities and Exchange Commission.

      Audit Committee. The purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements. The Audit Committee’s primary duties and responsibilities are to: (i) serve as an independent and objective party to monitor the Company’s financial reporting processes and internal control system; (ii) review and appraise the audit efforts of the Company’s independent auditors and internal auditing department; and (iii) provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing department and the board of directors. The Audit Committee, which currently consists of Michael E. Gibbons (Chairman), J. Martin Erbaugh, Christopher H.B. Mills and R. Lawrence Roth, met six times during 2003. The board of directors has determined that Michael E. Gibbons qualifies as an audit committee financial expert and is independent under the Marketplace Rules of the Nasdaq Stock Market.

      Compensation, Governance and Nominating Committee. The purposes of the Compensation, Governance and Nominating Committee are to (1) discharge the board of directors’ duties relating to the compensation of the Company’s executive officers and directors, (2) oversee the Company’s compensation and employee benefit plans and practices, (3) produce an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations, (4) assist the board of directors by identifying individuals qualified to become directors, and to recommend to the board of directors the director nominees for each annual meeting of shareholders, (5) review and recommend to the board of directors qualifications for committee membership and committee structure and operations and (6) recommend to the board of directors directors to serve on each committee and a chairperson for such committee. The Compensation, Governance and Nominating Committee, which currently consists of Lee C. Howley (Chairman), Ronald Best, J. Martin Erbaugh, Enrique Foster Gittes and R. Lawrence Roth, met three times during 2003. The Compensation, Governance and Nominating Committee will consider individuals recommended by shareholders for nomination as a director in accordance with the procedures described under “Shareholder Proposals and Nominations.”

      In evaluating candidates, the Compensation, Governance and Nominating Committee will consider whether the candidate qualifies as an independent director, as well as diversity, age, skill and experience in the context of the needs of the board. The committee requires prospective board members to have the highest personal and professional integrity and to have demonstrated exceptional ability and judgment and selects candidates who the committee believes will be effective, in conjunction with the other members of the board, in collectively serving the long-term interests of the Company’s shareholders. In seeking candidates, the committee may solicit suggestions from incumbent directors, management or others. In the past, the committee has not used third party consultants to assist in identifying and evaluating candidates. There is no difference in the manner in which the committee evaluates candidates based on the source of the recommendation.

      Executive Committee. The Executive Committee possesses all of the powers of the board of directors in the management and business affairs of the Company during the intervals between meetings of the board of directors, other than the power to fill vacancies on the board of directors or any committee of the board of directors. The Executive Committee, which currently consists of J. Martin Erbaugh (Chairman), Robert F. Burkhardt, Michael P. DiMino, Michael E. Gibbons, Enrique Foster Gittes and Lee C. Howley, met once during 2003.

      Shareholders wishing to communicate with the board of directors can write to Secretary, LESCO, Inc., 15885 Sprague Road, Strongsville, Ohio 44136-1799. The Secretary will submit your letter to the board or the appropriate individual or committee, as applicable.

BUSINESS EXPERIENCE OF DIRECTORS AND NOMINEES

      Ronald Best has been a director since May 1997. Since 1995, Mr. Best has been President and Managing Partner of First Marquis International, an equity investor and workout consulting firm located in Toronto, Ontario, Canada.

      Robert F. Burkhardt has served as a consultant to the Company since July 1994 and as a director since 1963. He is a co-founder of the Company and served as Vice Chairman from January 1987 to June 1994. Mr. Burkhardt served as President of the Company from May 1984 to January 1987, and as Vice President from 1963 to May 1984.

      Michael P. DiMino has been a director since May 2002. Since April 2002, Mr. DiMino has been President and Chief Executive Officer of the Company. Mr. DiMino joined the Company on December 12, 2001, as President and Chief Operating Officer. From 1998 to 2001, Mr. DiMino was President and Chief Operating Officer of Uniforms to You, a division of Cintas Corporation, a provider of employee uniforms to a wide range of industries.

      J. Martin Erbaugh has been a director since March 1995 and Chairman of the Board of Directors since April 2002. From December 2001 until his election as Chairman of the Board of Directors, Mr. Erbaugh served as Lead Independent Director of the Board of Directors. Mr. Erbaugh has been President of J.M. Erbaugh Co., a private investment firm, since 1994, President of Coer Inc., a real estate development firm, since 1985, and Chairman of the Board of Morgan Bank N.A., a national bank, since 2003.

      Michael E. Gibbons has been a director since May 1999. Since September 1995, Mr. Gibbons has been Senior Managing Director and Principal of Brown, Gibbons, Lang & Company, L.P., a firm he co-founded in 1989 to provide investment banking services to middle market companies.

      Enrique Foster Gittes has been a director since May 2002. Since 1999, Mr. Gittes has been Chairman of Synthesys Technologies, Inc., a privately held medical software company. Mr. Gittes was Founder and Managing Director of Denison International plc, a maker of industrial valves and pumps, from 1993 to 2000. Since 1987, Mr. Gittes has been a director and, since 1998, Chairman of North Atlantic Smaller Companies Investment Trust plc, a publicly listed closed-end investment company.

      Lee C. Howley has been a director since March 1996. Since 2000, Mr. Howley has been President of Howley Bread Group, Ltd., a company that operates Panera Bread restaurant franchises. Since 1981, Mr. Howley has served as President of Howley & Company, a real estate development and management company. Mr. Howley is a director of Boykin Lodging Company, a hotel and restaurant management company, and LNB Bancorp, Inc., a bank holding company.

      Christopher H.B. Mills has been a director since May 2000. Mr. Mills has been Chief Investment Officer of JO Hambro Capital Management Limited, an investment management and advising firm, since 1993; Managing Director of North Atlantic Smaller Companies Investment Trust plc, a publicly listed closed-end investment company, since 1984; Managing Director of American Opportunity Trust plc, a publicly listed closed-end investment company, since 1989; and Chairman and Chief Executive Officer of Growth Financial Services Limited, a holding company, since 1984. Mr. Mills is a director of Sterling Construction Company, Inc., a Texas-based construction company, and W-H Energy Services, Inc., an oil services company.

      R. Lawrence Roth has been a director since May 2002. Since 2001, Mr. Roth has been Managing Director of Berkshire Capital Corporation, a New York based investment banking firm. Prior to joining Berkshire Capital Corporation, Mr. Roth served as Chief Executive Officer of the ING U.S. Retail Group, an independent broker/dealer network, from 1997 to 2001.

EXECUTIVE COMPENSATION

Executive Officer Compensation

Summary Compensation Table

      The following table summarizes the compensation paid to the Chief Executive Officer and each of the Company’s other executive officers listed below (the “Named Executive Officers”) during or with respect to the years ended December 31, 2003, 2002 and 2001, for services in all capacities to the Company.

				Long-Term
		Annual		Compensation Awards
		Compensation
				Restricted		All Other
		Salary	Bonus	Stock Awards	Options	Compensation
Name and Principal Position	Year	($)	($)	($)(1)	(# of shares)	($)(2)

Michael P. DiMino(3)	2003	450,000	—	360,600	—	7,511
President and	2002	362,492	250,000	—	90,000	43,681
Chief Executive Officer	2001	11,154	—	—	150,000	—
Jeffrey L. Rutherford(4)	2003	275,000	—	240,400	—	7,504
Senior Vice President,	2002	211,538	150,000	—	120,000	5,562
Chief Financial Officer, Treasurer and Secretary
Bruce K. Thorn(5)	2003	235,015	—	144,240	—	4,434
Senior Vice President,	2002	169,231	77,000	—	80,000	17,890
Logistics and Operations
Steven E. Cochran(6)	2003	210,033	—	144,240	—	7,173
Senior Vice President, Sales	2002	111,539	75,000	—	65,000	21,674

(1)	On November 12, 2003, Messrs. DiMino, Rutherford, Thorn and Cochran were granted an award of 30,000, 20,000, 12,000 and 12,000 restricted shares, respectively. The amount shown in the table reflects a per share price of $12.02, which is the average of the high and low sales price of the Company’s common shares on the date of grant. The restricted shares held by Messrs. DiMino, Rutherford, Thorn and Cochran had an aggregate value as of December 31, 2003 of $389,700, $259,800, $155,880 and $155,880, respectively. Dividends will be paid on the shares, if declared by the Company.

(2)	Reflects (i) the Company’s contributions to the LESCO, Inc. Stock Investment and Salary Savings Plan and Trust, (ii) payment by the Company of premiums for group life and accidental death and dismemberment insurance and long-term disability insurance and (iii) with respect to 2002 and 2001, reimbursement for medical expenses pursuant to an insurance program, except that (a) for Messrs. Cochran, DiMino and Thorn, the amount also reflects a relocation allowance for 2002 of $17,491, $35,785 and $16,506, respectively, and (b) for Mr. Thorn, the amount also reflects a relocation allowance for 2003 of $419.

(3)	Mr. DiMino joined the Company as an executive officer on December 12, 2001 at an annual salary of $362,500. The amount shown for 2001 reflects his salary for the period from December 12 through December 31, 2001.

(4)	Mr. Rutherford joined the Company as an executive officer on February 18, 2002 at an annual salary of $250,000. The amount shown for 2002 reflects his salary for the period from February 18 through December 31, 2002.

(5)	Mr. Thorn joined the Company as an executive officer on March 18, 2002 at an annual salary of $220,000. The amount shown for 2002 reflects his salary for the period from March 18 through December 31, 2002.

(6)	Mr. Cochran joined the Company as an executive officer on June 4, 2002 at an annual salary of $200,000. The amount shown for 2002 reflects his salary for the period from June 4 through December 31, 2002.

Option Grants in Last Fiscal Year

      No stock options were granted to the Named Executive Officers during the year ended December 31, 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value

      The following table contains information for each Named Executive Officer with regard to the aggregate stock options exercised during the year ended December 31, 2003, and the stock options held as of December 31, 2003.

					Value of Unexercised
			Number of Unexercised		in-the-Money
	Shares		Options at Fiscal Year-End		Fiscal Year-End($)(1)
	Acquired	Value
Name	on Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael P. DiMino	0	0	145,000	95,000	802,700	401,350
Jeffrey L. Rutherford	0	0	88,333	31,667	347,100	32,550
Bruce K. Thorn	0	0	55,000	25,000	269,000	80,700
Steven E. Cochran	0	0	40,000	25,000	54,075	23,175

(1)	Market value of underlying securities at December 31, 2003, of $12.99 minus the exercise price.

Agreements with Executive Officers

      The Company has an employment agreement with Mr. DiMino, effective February 23, 2004. Under the agreement, Mr. DiMino must devote substantially all his working time and efforts to the Company. In addition, Mr. DiMino is prohibited from competing with the Company for a period beginning with the date of Mr. DiMino’s termination and ending on the later of the date Mr. DiMino no longer receives payments from the Company or two years from such termination date. The agreement provides for an initial annual base salary of $450,000 (which may be increased from time to time). Mr. DiMino is eligible to receive a bonus under the Company’s bonus plan, subject to achievement of performance goals established by the plan, and to participate in any performance plan maintained by the Company. Mr. DiMino is entitled to participate in all employee benefit programs provided to employees generally and to senior executives of the Company. Mr. DiMino also is entitled to payment by the Company of or reimbursement for an executive annual physical examination and an automobile allowance of $500 per month. The Company will have severance obligations if the agreement is terminated for certain reasons. If Mr. DiMino becomes entitled to payments under the retention agreement discussed in the next paragraph, the payments under the retention agreement will be in lieu of any other payments to be made under the employment agreement.

      The Company has entered into a retention agreement with each of the Named Executive Officers currently employed by the Company. The agreements provide that, if following a change in control (as defined in the agreement), the executive officer’s employment is terminated by the Company other than for “cause” (as defined in the agreement) or by the officer for “good reason” (as defined in the agreement), then the Company will pay to the executive officer within 30 days after termination the following amounts (subject to the limitations described below): (i) any amount previously earned but not paid to the executive officer (including a pro rata bonus) through the date of termination; (ii) an amount equal to 2.99 with respect to Messrs. DiMino and Rutherford and 1.99 with respect to Messrs. Cochran and Thorn multiplied by the sum of the executive officer’s annual base salary and bonus; (iii) retirement benefits that would otherwise accrue to the executive for the three years following termination; and (iv) an amount equal to the excess of the fair market value of the Company’s common shares on the termination date over the exercise price of any options held by the executive that are surrendered. If total payments otherwise payable to an executive under the retention agreement or any other agreement or plan would constitute “excess parachute payments” under Section 280G of the Internal Revenue Code, then payments under the retention agreement will be reduced so that the Company is not denied a deduction under Section 280G. The retention agreements also provide immediate vesting of all long-term incentive awards, continuation of employee benefits for a maximum of three years and outplacement services.

      The Company and Mr. Rutherford also have entered into an agreement providing for severance payments in the event Mr. Rutherford is terminated other than in connection with a change of control. The agreement provides that if Mr. Rutherford’s employment is terminated by the Company other than for “cause” (as defined in the agreement) or by Mr. Rutherford for “good reason” (as defined in the agreement), then the Company will pay to Mr. Rutherford within 30 days after termination the following amounts: (i) Mr. Rutherford’s annual base salary previously earned but not paid through the date of termination and (ii) an amount equal to Mr. Rutherford’s annual base salary (exclusive of any bonus). The agreement also provides for continuation of employee benefits for one year and outplacement services.

Director Compensation

      Each non-employee director other than committee chairmen and Mr. Erbaugh is paid $25,000 per year and each committee chairman is paid $30,000 per year, as compensation for service on the board of directors. A director’s compensation is reduced by $2,000 for each scheduled board meeting not attended and by $1,000 for each scheduled committee meeting not attended. A director’s compensation is reduced by $1,000 for each scheduled board meeting attended via telephone and $500 for each scheduled committee meeting attended via telephone. Mr. Erbaugh is paid a retainer of $50,000 per year. In addition, he is paid $1,000 per day for services rendered to the Company at the request of the President and Chief Executive Officer; provided, that in no event will Mr. Erbaugh be paid more than $25,000 in the aggregate per year for these services without the consent of the board of directors. During 2003, Mr. Erbaugh was paid $8,000 for such services. In addition, Mr. Erbaugh was paid $155,686 in connection with the redemption of his units acquired under the Company’s terminated Directors’ Deferred Compensation Plan.

REPORT OF THE COMPENSATION, GOVERNANCE AND NOMINATING COMMITTEE

      The Compensation, Governance and Nominating Committee (the “Compensation Committee”) of the Board of Directors was responsible for determining compensation paid to the Company’s executive officers during 2003. In 2003, the Compensation Committee’s members were Lee C. Howley (Chairman), J. Martin Erbaugh, Enrique Foster Gittes, Ronald Best, and R. Lawrence Roth. This report describes the Compensation Committee’s executive compensation philosophy and the policies and actions of the Compensation Committee with respect to fiscal year 2003 in considering compensation for the executive officers of the Company, including the executive officers named in the Summary Compensation Table.

      The basic philosophy of the Compensation Committee is to provide compensation to the executive officers in a manner that:

•	relates total compensation appropriately to corporate performance and the individual performance of each executive officer;

•	motivates the executive officers to achieve increased shareholder value;

•	aligns the interests of the executive officers with the long-term interests of the Company’s shareholders; and

•	provides compensation to the executive officers at a level consistent with compensation available to executives with similar responsibilities at companies of similar size in order to continue to attract and retain key executives.

      To implement this philosophy, the Company’s executive compensation programs are designed to:

•	provide annual incentive opportunities that are designed to relate total cash compensation to the annual performance of the Company;

•	provide long-term incentives with award values targeted at median competitive levels which allow total overall compensation for the Company’s executives to exceed the compensation available to executives in the competitive labor market if the Company’s common shares increase significantly in value and earnings per share targets are met; and

•	place more emphasis on long-term and stock-based compensation at more senior management levels of the Company.

      The comparison group used for competitive compensation purposes includes some of the companies in the peer group from the performance graph on page 12, other competitors and other companies similar in size to the Company.

Annual Compensation

      Total annual compensation consists of base salary and annual bonuses.

•	Base Salary — The Compensation Committee sets base salaries in accordance with its members’ collective experience and perception of the compensation paid to executives with similar responsibilities in companies of similar size. The Compensation Committee uses data from management compensation reports, outside consultants and publicly available documents to make these judgments and adjusts for individual performance, experience and the level of responsibility. Supplemental compensation data included information gathered from general industrial manufacturing companies of similar size and sales over the last five years. Additional data was obtained from compensation consultants and reviewed for companies of similar size and sales.

•	Annual Bonus — The Company’s bonus program provides eligible executives the opportunity to earn an annual bonus payment based on the Company’s financial performance.

•	Target Bonuses — The Compensation Committee approves a target bonus stated as a percent of base salary for each eligible executive. Targets range from 60% for the Chief Executive Officer to 10% for the lowest-level eligible executive. Bonus amounts awarded are based on performance and range from a threshold of 25% to a maximum of 200% of the target amount.

•	Financial Measures — Each year, the Compensation Committee establishes a performance range for each of the financial measures at which threshold, target and maximum incentives will be paid. The financial measures for 2003 were basic earnings per share, return on invested capital, sales growth, and personal achievement.

•	Stock Payout — The annual bonus program provides that the Compensation Committee may designate that up to one-half of a bonus will be paid in common shares of the Company. The stock portion of the award may be used as payment to exercise outstanding stock options with the caveat that any shares purchased through the exercise of the options must be held for at least one year.

      The Company did not achieve the financial measures established under the Company’s annual bonus program in 2003. As a result, no bonus was earned or paid under that program.

Long-Term Compensation

      The 2000 Stock Incentive Plan, which was approved by shareholders in May 2000, authorizes the use of the Company’s stock in equity-based awards that include stock options, restricted shares, unrestricted shares, share appreciation rights, limited share appreciation rights and performance units. This plan was designed to create long-term incentives that align the interests of the Company’s shareholders and management. Key managers and executives of the Company and its subsidiaries are eligible to be participants in the plan.

      The Compensation Committee has approved two types of awards under the incentive plans.

•	Stock Options — Stock option awards allow the participant to purchase the Company’s common shares for a term of ten years at a price equal to 100% of the fair market value of the Company’s common shares on the date the award is granted. Because the participant’s gain on exercise of options is solely related to an increase in stock price, options are a direct incentive to increase shareholder value.

•	Eligible participants — Managers, executives, and directors are eligible for awards. Presently, about 91 of the Company’s managers and executives and eight of the directors are participants in the stock option program.

•	Normal award frequency for nonexecutive officers — The Compensation Committee typically grants stock option awards annually based on competitive award guidelines. For certain positions, the Compensation Committee may grant an award that vests in increments over a period of more than a year.

•	Executive officer awards — For executive officers, based upon competitive award guidelines, the Compensation Committee may make an annual option award. The award may vest in increments over a period of time of more than a year.

•	2003 Stock Option Awards— Stock option awards were not granted to executive officers in 2003.

      Restricted Shares — Restricted shares allow the participant to earn awarded common shares. The Compensation Committee awarded 130,000 restricted shares to 16 key employees, including the Named Executive Officers, on November 12, 2003. These restricted shares have a three-year vesting period.

Compensation of the Chief Executive Officer

      The compensation of the Chief Executive Officer is based on the programs and principles of corporate and individual performance previously described. Mr. Michael P. DiMino was appointed as the Company’s Chief Executive Officer and President on April 5, 2002.

•	Performance Evaluation — The Compensation Committee conducts an evaluation of the Chief Executive Officer’s performance each year. This process involves the entire board and examines the following areas: strategic planning, financial results, succession planning, external communications, board relations and leadership/human resources.

•	Base Salary — Mr. DiMino’s base salary for 2003 was $450,000. Mr. DiMino did not receive a raise in connection with his appointment as Chief Executive Officer on April 5, 2002. Subsequently, the Compensation Committee engaged a compensation consultant to conduct a comparative analysis of base salaries of chief executive officers of companies of similar size and sales to the Company. Based on the results of such analysis, the Compensation Committee recommended to the board of directors, and the board of directors approved, an increase of Mr. DiMino’s base salary for 2003 to $450,000. Mr. DiMino’s base salary after the increase continues to be below the 50th percentile of the comparative group.

•	Restricted Stock Award — During 2003, Mr. DiMino was awarded 30,000 restricted shares.

      Section 162(m) of the Code limits to $1 million per year the deduction allowed for federal income tax purposes for compensation paid to a “covered employee” of a public company. The Compensation Committee regularly reviews the Company’s compensation programs in connection with Section 162(m) of the Internal Revenue Code, as amended. Generally, the executive compensation programs are designed to comply with these regulations. The $1 million limitation did not impact the deductibility of any compensation paid to the Company’s executive officers in 2003. The Compensation Committee may approve compensation that does not comply with these regulations if doing so would be in the best interests of the Company and its shareholders and consistent with the Company’s executive compensation philosophy.

The Compensation, Governance and Nominating Committee

Lee C. Howley, Chairman
Ronald Best
J. Martin Erbaugh
Enrique Foster Gittes
R. Lawrence Roth

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Company’s Board of Directors, as mandated by the revised Charter adopted by the Board of Directors on April 5, 2004 and attached as Exhibit A hereto, oversees the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls, and for preparing the financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors, KPMG LLP, are responsible for performing an audit of the financial statements in accordance with generally accepted auditing standards and issuing their report thereon.

      In this context, the Audit Committee has reviewed and discussed with management and with KPMG LLP the Company’s audited financial statements for the year ended December 31, 2003 (the “Audited Financial Statements”). The Audit Committee also has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP its independence from the Company.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Audited Financial Statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

The Audit Committee
Michael E. Gibbons, Chairman
J. Martin Erbaugh
Christopher H. B. Mills
R. Lawrence Roth

STOCK PERFORMANCE COMPARISON

      The following graph illustrates the return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on December 31, 1998, in each of (i) the Company’s common shares, (ii) the Russell 2000 Index and (iii) a fund investing proportionately, based on respective market capitalization, in the common stocks of the group of companies which the Company has identified as its “Peer Group” solely for this purpose.

COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN

      The Company is a specialty provider of products for the professional turf care market, including turf control products, fertilizer, and combination products, grass seed, pest control and equipment, to the professional sector of the green industry. In reviewing published industry and line of business indexes, the Company has not identified an index that portrays the Company’s line of business. The Company competes with national suppliers that strictly market fertilizers, turf protection products or equipment directly to the end users. The Company also competes with numerous privately-held regional and local suppliers. The Company believes it is the primary national, publicly-held company that supplies a full range of products to the turf industry and sells directly to the end user.

      For purposes of preparing the graph, the Company has selected a peer group of publicly-held companies as follows:

•	Central Garden & Pet Company — Supplier of consumer lawn and garden and pet supply products and a manufacturer of proprietary products.

•	Terra Industries Inc. — Marketer and producer of nitrogen fertilizer, crop protection products, seed and services for agricultural, turf, ornamental and other growers.

•	The Scotts Company — Manufacturer and marketer of consumer do-it-yourself lawn care and professional golf course turf care products.

•	Toro Company — Manufacturer of lawn maintenance equipment.

      The above list represents publicly-held companies that manufacture or market turf care-related products. The Company intends to add additional publicly-held companies to its peer group list as they are identified.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table contains certain information with respect to the beneficial ownership of the Company’s common shares as of March 29, 2004 (unless otherwise indicated) by each of the directors, each of the Named Executive Officers, the directors and executive officers as a group, and each person known to the Company to be the beneficial owner of five percent or more of the outstanding common shares based on information filed with the Securities and Exchange Commission.

	Shares Beneficially
	Owned(1)

Beneficial Owner	Number	Percent

Ronald Best(2) (3)	25,200	*
Robert F. Burkhardt(3) (4) (5)	378,046	4.3
Steven E. Cochran(3) (4) (6)	56,325	*
Michael P. DiMino(3) (6) (7)	237,022	2.7
J. Martin Erbaugh(3) (8)	52,350	*
Michael E. Gibbons(3)	7,500	*
Enrique Foster Gittes(3) (9)	752,000	8.6
Lee C. Howley(3)(10)	22,000	*
Christopher H.B. Mills(3)(11)	1,538,000	17.7
R. Lawrence Roth(3)	2,000	*
Jeffrey L. Rutherford(3) (4) (6)	116,183	1.3
Bruce K. Thorn(3) (4) (6)	70,010	*
All directors, nominees and executive officers as a group (12 persons)	2,506,636	28.8
Dimensional Fund Advisors Inc.(12)	740,275	8.5
Royce & Associates, LLC(13)	588,800	6.8
Wellington Management Company, LLP(14)	520,000	6.0

*	Less than one percent

(1)	The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to the information contained in the footnotes below.

(2)	Includes 2,700 shares owned by Mr. Best’s wife.

(3)	The following persons hold options to purchase shares that are currently exercisable or exercisable within 60 days of March 29, 2004: Mr. Best, 7,500 shares; Mr. Burkhardt, 36,000 shares; Mr. Cochran, 40,000 shares; Mr. DiMino, 145,000 shares; Mr. Erbaugh, 22,500 shares; Mr. Gibbons, 5,500 shares; Mr. Gittes, 2,000 shares; Mr. Howley, 7,500 shares; Mr. Mills, 4,000 shares; Mr. Roth, 2,000 shares; Mr. Rutherford, 88,333 shares; and Mr. Thorn, 55,000 shares. The numbers in the table include these options.

(4)	Includes shares held by the LESCO, Inc. Stock Investment and Salary Savings Plan and Trust which are beneficially owned by the named persons as follows: Mr. Burkhardt, 155,716 shares; Mr. Cochran, 858 shares; Mr. Rutherford, 2,794 shares; and Mr. Thorn, 793 shares.

(5)	Includes 68,885 shares owned by Mr. Burkhardt’s wife; 12,400 shares owned by the Robert and Virginia Burkhardt Charitable Foundation, of which Mr. Burkhardt is President-Treasurer and a Trustee; 110,000 shares owned by the Burkhardt Family Limited Partnership, of which Mr. Burkhardt is a general and limited partner (Mr. Burkhardt disclaims beneficial ownership with respect to 105,600 of these shares); and 5,790 shares owned by Mr. Burkhardt’s wife as custodian for minor grandchildren.

(6)	The following persons hold restricted shares, which are subject to forfeiture but have full power to vote: Mr. Cochran, 14,217 shares; Mr. DiMino, 33,695 shares; Mr. Rutherford, 22,956 shares; and Mr. Thorn, 14,217 shares. Of these restricted shares, the following were granted on February 20, 2004: Mr. Cochran, 2,217 shares; Mr. DiMino, 3,695 shares; Mr. Rutherford, 2,956 shares; and Mr. Thorn, 2,217 shares.

(7)	Includes 1,700 shares owned by Mr. DiMino’s wife and 55,427 shares owned by the Michaelangelo Peter DiMino III, Trust.

(8)	Includes 18,500 shares held jointly by Mr. Erbaugh and his wife and 3,940 shares owned by Mr. Erbaugh’s wife.

(9)	North Atlantic Smaller Companies Investment Trust plc and Mr. Gittes have shared voting power and shared dispositive power with respect to 750,000 of the shares. Voting and dispositive power is shared with J O Hambro Capital Management Limited, J O Hambro Capital Management (Holdings) Limited and Growth Financial Services Limited. The address for Mr. Gittes is 4 East 82nd Street, New York, New York 10028. Mr. Gittes holds a .0065% interest in North Atlantic Smaller Companies Investment Trust plc.

(10)	Includes 14,500 shares owned by the Howley Family Partnership.

(11)	JO Hambro Capital Management Limited, JO Hambro Capital Management (Holdings) Limited and Mr. Mills have shared voting power and shared dispositive power with respect to all of the shares. Of the 1,538,000 shares, voting and dispositive power as to 200,000 shares are shared with American Opportunity Trust plc; voting and dispositive power as to 750,000 shares are shared with North Atlantic Smaller Companies Investment Trust plc; voting and dispositive power as to 250,000 shares are shared with Trident North Atlantic Fund; voting and dispositive power as to 200,000 shares are shared with Trident Holdings; voting and dispositive power as to 48,000 shares are shared with Trident High Tor; and voting and dispositive power as to 90,000 shares are shared with private clients of JO Hambro Capital Management Limited. The address for Mr. Mills and these entities is Ryder Court, 14 Ryder Street, London SW1A 6QB England. Mr. Mills holds a 15.8 % interest in North Atlantic Smaller Companies Investment Trust plc and a 1.2% interest in American Opportunity Trust Plc.

(12)	Based on information set forth on a Schedule 13G filed February 6, 2004, in its role as investment advisor or manager to certain investment portfolios, Dimensional Fund Advisors Inc. possesses both voting and/or investment power over the shares. All shares, however, are owned by these portfolios, and Dimensional Fund Advisors Inc. disclaims beneficial ownership of these shares. The address for Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(13)	Based on information set forth on a Schedule 13G filed February 4, 2004. The address for Royce & Associates, LLC is 1414 Avenue of the Americas, New York, New York 10019.

(14)	Based on information set forth on a Schedule 13G filed February 13, 2004, Wellington Management Company, LLP does not have sole voting power or sole dispositive power over any of these shares. It has shared voting power with respect to 220,000 shares and shared dispositive power with respect to 520,000 shares. Wellington Management Company, LLP serves as an investment advisor and all of these shares are owned by its clients. The address for Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

CERTAIN TRANSACTIONS

      Mr. Burkardt was paid $60,000 for consulting services during 2003. The Company also paid premiums for Mr. Burkhardt to participate in the Company’s medical, dental and vision insurance programs, group life and accidental death and dismemberment insurance program and long-term disability insurance program. The Company also made contributions to the LESCO, Inc. Stock Investment and Salary Savings Plan and Trust for his benefit.

SHAREHOLDER PROPOSALS AND NOMINATIONS

      If a shareholder desires to have a proposal included in the Company’s proxy statement and form of proxy for the 2005 annual meeting of shareholders, the proposal must conform to the applicable proxy rules of the Securities and Exchange Commission concerning the submission and content of proposals and must be received by the Company prior to the close of business on December 9, 2004. In addition, if a shareholder intends to present a proposal at the Company’s 2005 annual meeting without the inclusion of that proposal in the Company’s proxy materials and written notice of the proposal is not received by the Company on or before February 22, 2005, proxies solicited by the board of directors for the 2005 annual meeting will confer discretionary authority to vote on the proposal if presented at the meeting.

      If a shareholder desires to recommend an individual for nomination as a director, the recommendation must include the shareholder’s name, address, the number of shares owned by the shareholder; the name, age, business address, residence address, and principal occupation of the individual being recommended; and the number of shares beneficially owned by the individual being recommended. It also must include the information that would be required under federal securities laws to be disclosed in the solicitation of proxies for the election of directors. The recommended individual’s consent to be elected and to serve must be furnished, and the Company may require the recommended individual to furnish any other information, within reason, that may be needed to determine the eligibility of the individual.

      Shareholder proposals and recommendations of individuals for nomination as directors must be sent to the executive offices of the Company, 15885 Sprague Road, Strongsville, Ohio 44136-1799, Attention: Secretary. The Secretary will forward the recommendations to the Compensation, Governance and Nominating Committee. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or recommendation that does not comply with these and other applicable requirements.

INDEPENDENT AUDITORS

      On May 14, 2003, the Company, upon recommendation by the Audit Committee and approval by its board of directors, dismissed Ernst & Young LLP (“E&Y”) as its independent auditors. E&Y’s reports on the consolidated financial statements of the Company for the years ended December 31, 2002 and 2001, respectively, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

      In connection with the audits for the two most recent years ended December 31, 2002 and 2001 and the subsequent interim period through May 14, 2003, there were no disagreements (as that term is defined in Item 304 (a)(1)(iv) of Regulation S-K) between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its reports. During the years ended December 31, 2002 and 2001 and the subsequent interim period through May 14, 2003, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

      On May 23, 2003, the Company, upon recommendation by the Audit Committee and approval by its board of directors, engaged KPMG LLP (“KPMG”) as the Company’s principal independent accountants to audit the financial statements of the Company for the year ending December 31, 2003. A representative of KPMG is expected to be present at the annual meeting of shareholders. This representative will be given an opportunity to make a statement at the meeting and will be available to respond to appropriate questions.

      During the years ended December 31, 2002 and 2001 and the subsequent interim period through May 14, 2003, neither the Company nor anyone on its behalf has consulted KPMG regarding either (i) the application of accounting principles to any specified transaction (completed or proposed) or the type of audit report that might be rendered on the Company’s financial statements or (ii) any matter that was the subject of a disagreement as described in Item 304(a)(1)(iv) of Regulation S-K or any reportable event as defined in Item 304(a)(1)(v) of Regulation S-K.

      Audit Fees. The aggregate fees billed for professional services rendered by KPMG for the audit of the Company’s annual financial statements for the year ended December 31, 2003 and for KPMG’s review of the financial statements included in the Company’s quarterly reports on Form 10-Q during 2003 were $327,175.

      Audit-Related Fees. The aggregate fees billed for assurance and related services by KPMG that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees” above for the year ended December 31, 2003 were $3,600. Audit-related fees consist of fees billed for employee benefit plan audits, accounting consultation, SEC registration statements and other SEC services and specifically requested advisory services related to internal controls.

      Tax Fees. KPMG did not bill any fees for professional services for tax compliance, tax advice or tax planning for the year ended December 31, 2003.

      All Other Fees. KPMG did not bill any fees for other products and services for the year ended December 31, 2003.

      Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors. The Audit Committee has established a policy for the pre-approval of audit services. The Audit Committee pre-approves, on an individual basis, all permissible non-audit services provided by the independent auditors. These services may include tax services and other services. All of the services described under “Audit-Related Fees” above were pre-approved by the Audit Committee.

OTHER MATTERS

      The management of the Company knows of no business that will be presented for consideration at the meeting other than the items referred to in this proxy statement. If any other matter properly comes before the meeting or any adjournment of the meeting, the persons named in the accompanying proxy card will vote in their discretion.

LESCO, INC.

Jeffrey L. Rutherford
Senior Vice President, Chief Financial Officer,
Treasurer and Secretary

Dated: April 8, 2004

APPENDIX A

LESCO, INC.

AUDIT COMMITTEE CHARTER

Adopted April 5, 2004

A. Purpose of the Committee

      The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of LESCO, Inc. (the “Company”) is to oversee the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements.

B. Composition of the Committee

      The Committee must comprise at least three directors, each of whom must be independent, as the term “independent” is defined for purposes of applicable Federal securities laws, the rules of the Securities and Exchange Commission (“SEC”) and the listing standards of The Nasdaq Stock Market, Inc. (“Nasdaq”) or other applicable listing standards.

      Each Committee member must meet the financial literacy standards under applicable law, SEC rules and Nasdaq or other listing standards. Additionally, at least one member of the Committee must qualify as an “audit committee financial expert” as defined in SEC Regulation S-K Item 401(h) and at least one member of the Committee must qualify as a financially sophisticated audit committee member under Rule 4350(d)(2)(A) of Nasdaq. No Committee member may serve on the audit committee of more than two other publicly-traded companies.

      The members of the Committee will be appointed by and serve at the pleasure of the Board. The Board has the sole authority to remove Committee members and to fill vacancies on the Committee.

C. Meetings and Procedures of the Committee

      The Committee shall meet at least four times annually or more frequently as circumstances require. The Board shall designate one member of the Committee as its Chairperson. The Chairperson will, in conjunction with appropriate members of the Committee and management, establish the meeting calendar and set the agenda for each meeting. Committee members may suggest the inclusion of matters for the agenda. The Chairperson of the Committee or a majority of the members of the Committee may call special meetings of the Committee.

      The Committee shall meet on a quarterly basis in executive session outside the presence of the Company’s executive officers. In addition, as a part of such meeting the Committee shall meet separately with each of the internal auditor and the independent auditor.

      Following each of its meetings, the Committee shall report on the meeting to the Board, including a description of all actions taken by the Committee at the meeting. The Committee shall keep written minutes of its meetings.

D. Committee Authority and Responsibilities

      The Committee has the following authority and responsibilities:

      1. Engagement of Independent Auditor; Approval of Services. The Committee has the sole authority to engage and, when appropriate, replace, the Company’s independent auditor. The Committee is directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attestation services for the Company, and the independent auditor must report directly to the Committee. The Committee must preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor.

      2. Independence of Auditor. The Committee shall be responsible for ensuring its receipt from the Company’s independent auditor of a formal written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1 and shall engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and for taking, or recommending that the full Board take, appropriate action to oversee the independence of the independent auditor.

      3. Review and Discussion Items. The Committee shall review and discuss:

a. with the internal auditor and the independent auditor, respectively, in advance of their respective audits, the overall scope and plans for their audits, including the adequacy of staffing and other factors that may affect the effectiveness and timeliness of such audits; in this connection, the Committee shall discuss with management, the internal auditor and the independent auditor, among other things, the Company’s significant exposures (whether financial, operating or otherwise), and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies;

b. with management and the independent auditor, the financial information to be included in the Company’s Annual Report on Form 10- K (or the annual report to stockholders if distributed prior to the filing of the Form 10-K), their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the financial statements, and the adequacy and effectiveness of internal controls; in this connection, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards, applicable law or listing standards, including matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90, and shall determine whether to recommend to the Board that the audited financial statements be included in the Company’s Form 10-K;

c. with management and the independent auditor, the quarterly financial information to be included in the Company’s Quarterly Reports on Form 10-Q and any other matters required at the time of that discussion to be communicated to the Committee by the independent auditor under generally accepted auditing standards, applicable law or listing standards; in this connection, the Committee shall discuss the results of the independent auditor’s review of the Company’s quarterly financial information conducted in accordance with SAS No. 100 “Interim Financial Information”;

d. with the Chief Executive Officer and the Chief Financial Officer periodically (and at least quarterly), management’s conclusions about the efficacy of the Company’s disclosure controls and procedures, including any significant deficiencies in the design or operation of such controls and procedures or material weaknesses therein, and with management and the independent auditor annually, management’s annual internal control report, including the auditor’s attestation thereof, if any;

e. with the independent auditor, at least annually, any problems or difficulties the auditor has encountered in connection with the annual audit or otherwise;

f. with management, the internal auditor and independent auditor, at least annually and at such other times as the Committee considers appropriate, significant issues regarding accounting principles and financial statement presentations, including any significant change in the Company’s selection or application of accounting principles, and significant issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

g. with the independent auditor, at least annually, the auditor’s performance, including the Committee’s evaluation of the auditor’s lead partner;

h. with the legal staff of the Company or its outside counsel, at least annually and at such other times as the Committee considers appropriate, material legal affairs of the Company and the Company’s compliance with applicable law and listing standards; and

i. at least annually, the adequacy of this charter.

      4. Reports. The Committee shall prepare the reports required to be included in the Company’s annual proxy statement with respect to financial and accounting matters and Committee actions, and such other reports with respect to those matters as are required by applicable law, applicable rules of the SEC or applicable Nasdaq or other listing standards.

      5. Related Party Transactions. The Committee shall review and approve or reject all related-party transactions.

      6. Hiring and Complaint Processing Policies and Procedures. The Committee shall establish (a) policies for the Company’s hiring of employees or former employees of the independent auditors who have participated in the audit of the Company, and (b) procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding accounting or auditing matters.

      7. Advisers. The Committee shall have the authority to engage, at the Company’s expense, independent counsel and other advisers, as it determines necessary to carry out its duties hereunder.

      8. Other Authority and Responsibilities; Limitation. The Committee will have such additional authority and responsibilities as may be granted to or imposed on audit committees from time to time by applicable law, SEC rules, including Rule 10A-3(b) under the Act, and Nasdaq or other listing standards, and shall discharge all of its authority and responsibilities in accordance with all applicable law, SEC rules and Nasdaq or other listing standards. The Committee may conduct or authorize the conduct of such investigations within the scope of its authority and responsibilities as it considers appropriate.

      In discharging its responsibilities, the Committee is not responsible for the planning or conduct of audits or for any determination that the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles and applicable rules and regulations. These matters are the responsibility of management and the independent auditor.

      9. Access to Records. The Committee is entitled to full access to all books, records, facilities and personnel of the Company for the purpose of executing its authority and responsibilities.

E. Funding

      The Company shall provide for appropriate funding, as determined by the Committee, for payment of: (i) compensation to any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any advisers employed by the Committee in carrying out its duties hereunder and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties hereunder.

F. Other

      To the extent the terms of this Charter conflict with the terms of any Corporate Governance Guidelines of the Company, the terms of this Charter shall control.

DIRECTIONS TO THE ANNUAL MEETING

From airport, Columbus and Cincinnati

–	Take I-71 North to downtown Cleveland (I-71 merges with I-90)
–	Exit to the right on Ontario Street (Ontario loops under expressway)
–	At third light (Huron Road) make a left
–	Parking for The Avenue at Tower City on the left

From Akron

–	Go North using I-77
–	From I-77 North to East 9th Street Exit
–	At the stop light turn right, merge towards the left lane
–	At the third light (Huron Road) turn left (Gund Arena will be on right)
–	Parking for The Avenue at Tower City on the left

From I-271 South

–	Go South using I-271 South
–	From I-271 South to I-480, follow I-480 to I-77 North, exit on to East 9th Street
–	Turn right, merge toward the left lane
–	At the third light (Huron Road) turn left (Gund Arena will be on right)
–	Parking to The Avenue at Tower City on the left

From Ohio Turnpike; Toledo

–	Go West using I-80/I-90 East (Ohio Turnpike; Toledo)
–	From I-80/East to I-90 East using Exit 8, Elyria (I-90 goes downtown)
–	Exit to the right on Ontario Street (Ontario loops under expressway)
–	At third light (Huron Road) make a left
–	Parking for The Avenue at Tower City on the left

From 1-90, Route 2

–	Go East using I-90, Route 2
–	Take I-80/I-90 West to Route 2 West to the East 9th Street Exit
–	Make a left at East 9th Street, at first light (Lakeside) turn right
–	Lakeside to Ontario Street and turn left, take Ontario to Huron, turn right
–	Parking for the Avenue at Tower City on the left

Printed on Recycled Paper

DETACH CARD

--------------------------------------------------------

LESCO, Inc.	PROXY SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS FOR ANNUAL MEETING MAY 12, 2004

    The undersigned appoints Michael P. DiMino and Jeffrey L. Rutherford as Proxies, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the common shares of LESCO, Inc. held of record by the undersigned on March 29, 2004, at the Annual Meeting of Shareholders to be held on May 12, 2004, or any adjournment thereof.

1. ELECTION OF DIRECTORS.

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Ronald Best, Robert F. Burkhardt, Michael P. DiMino, J. Martin Erbaugh, Michael E. Gibbons, Enrique Foster Gittes,

Lee C. Howley, Christopher H.B. Mills and R. Lawrence Roth

(Instructions: To withhold authority for any individual nominee(s), write the name of such nominee(s) in the space provided below.)

2.	In their discretion, the Proxies are authorized to vote on all other business that properly comes before the meeting.

(Continued and to be signed on reverse side)

DETACH CARD

--------------------------------------------------------

(Continued from other side)

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the nominees listed in item 1 above and in the discretion of the Proxies on all other business that properly comes before the meeting, as stated in item 2 above. If voting for directors is cumulative, the Proxies will cumulate or distribute votes in such fashion as they believe will maximize the number of persons elected from among nominees for whom authority is granted.

Please sign exactly as name appears below. When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated , 2004

Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.